Exhibit 5(a)

[LETTERHEAD OF MCGUIREWOODS LLP]

May 1, 2023

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-8

$1,000,000,000 of Deferred Compensation Obligations of Bank of America Corporation pursuant to the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan)

Ladies and Gentlemen:

We have acted as special counsel to Bank of America Corporation, a Delaware corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Corporation of up to $1,000,000,000 of the Corporation’s deferred compensation obligations (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan), as amended.

In rendering the opinion set forth below, we have examined such corporate records and other documents, including the Registration Statement, the Corporation’s Restated Certificate of Incorporation, as amended, the Corporation’s Amended and Restated By-Laws, certificates of officers of the Corporation and of public officials, the copy of the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan) as amended and restated effective January 1, 2015 (the “Amended and Restated Plan”), in the form incorporated by reference into the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) as Exhibit 10.11, the copy of the First Amendment to the Amended and Restated Plan (the “First Amendment”), in the form incorporated by reference into the Corporation’s 2022 Form 10-K as Exhibit 10.12, the copy of the Second Amendment to the Amended and Restated Plan (the “Second Amendment”), in the form incorporated by reference into the Corporation’s 2022 Form 10-K as Exhibit 10.13, the copy of the Third Amendment to the Amended and Restated Plan (the “Third Amendment”), in the form incorporated by reference into the Corporation’s 2022 Form 10-K as Exhibit 10.14, and the copy of the Fourth Amendment to the Amended and Restated Plan (the “Fourth Amendment,” and together with the Amended and Restated Plan, the First Amendment, the Second Amendment, and the Third Amendment, the “Plan”), in the form incorporated by reference into the Corporation’s 2022 Form 10-K as Exhibit 10.15, and such other documents and records, as we have considered relevant and necessary as a basis for this opinion.

In our examinations, we have assumed, without independent investigation, the legal capacity and competency of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, and, to the extent we have received and relied upon certificates of the Corporation or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with respect to factual matters. We have also assumed that there are no agreements or understandings between or among the Corporation and any participants in the Plan that would expand, modify or otherwise affect the terms or the respective rights or obligations of the participants thereunder, and that the Plan is and will be administered in accordance with its terms.

Based solely on the foregoing, and in reliance thereon, it is our opinion that the Deferred Compensation Obligations being offered under the Plan, when issued in accordance with the terms of the Plan, and when the Registration Statement has become effective under the Securities Act, will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12. U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the State of North Carolina and the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Deferred Compensation Obligations or to the effects of such laws thereon.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Deferred Compensation Obligations, and to the filing of a copy of this opinion as Exhibit 5(a) to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                                                                  Very truly yours,

                                                                                                  /s/ McGuireWoods LLP